Sub-Item 77 E
LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
 "Federated"), and
various Federated funds
 ("Funds"), have been
named as
defendants in several
class action lawsuits
now pending in the
United States District
Court for the District
 of Maryland. The lawsuits
were
purportedly filed on
behalf of people who
purchased, owned and/or
 redeemed shares of
Federated-sponsored
mutual funds during
specified periods
beginning November 1,
 1998. The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading
practices including
market timing and
late trading in concert
with certain institutional
 traders, which allegedly
caused financial injury to
the mutual fund shareholders.
These lawsuits began
to be filed shortly after
 Federated's first public
announcement that it had
received requests for
information on shareholder
trading activities in the
Funds from the SEC, the
Office of the New York
State Attorney General
("NYAG"), and other
authorities. In that
regard,
on November 28, 2005,
Federated announced that
it had reached final
settlements with the
SEC and the NYAG with
respect to those matters.
Specifically, the SEC
and NYAG settled proceedings
against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late
trading. The SEC made
findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
and Federated Securities
Corp., an SEC-registered
broker-dealer and
distributor for the Funds,
violated provisions of the
Investment Advisers Act
and Investment Company
Act by approving, but
not disclosing, three
market timing arrangements,
 or the associated conflict
of interest between
FIMC and the funds
involved in the arrangements,
either to other fund shareholders
or to the funds' board;
and that Federated Shareholder
Services Company, formerly
an SEC-registered transfer agent,
failed to prevent a customer and
a Federated employee from late
trading in violation
of provisions of the
Investment Company Act.
The NYAG found that such
conduct violated provisions
of New York State law.
Federated entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated previously reported
 in 2004, it has already paid
approximately $8.0 million
to certain funds as determined
by an independent consultant.
As part of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million
and, among other things,
agreed that it would not
serve as investment adviser
to any registered investment
 company unless (i) at least
75% of the fund's directors
are independent of Federated,
(ii) the chairman of
each such fund is independent
of Federated, (iii) no
action may be taken by
the fund's board or any
 committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee, respectively,
and (iv) the fund appoints
a "senior officer" who
reports to the independent
trustees and is responsible
for monitoring compliance
by the fund with applicable
laws and fiduciary duties
and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
are described in Federated's
announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About Us"
section of Federated's
website at FederatedInvestors.com.
Federated entities have
 also been named as
defendants in several
additional lawsuits that
are now pending in the
United States District
Court for
the Western District of
Pennsylvania, alleging,
among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits described
 in the
preceding two paragraphs.
Federated and the Funds,
and their respective
counsel, have been defending
this litigation, and none of
the Funds
remains a defendant in
any of the lawsuits (though
some could potentially
receive any recoveries as
nominal defendants).
Additional lawsuits based
upon similar allegations
may be filed in the future.
The potential impact of these
lawsuits, all of which
seek unquantified damages,
attorneys' fees,
and expenses, and future
potential similar suits
is uncertain. Although we
do not believe that these
lawsuits will have a material
adverse effect on
the Funds, there can be
no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
result in increased Fund
 redemptions, reduced
sales of Fund shares,
or other adverse consequences
for the Funds.





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